Exhibit 23.1



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




          Initial Acquisition Corp.
          New York, New York



               We hereby consent to the use in the Prospectus constituting part of this Registration Statement of our report dated January 10, 1997, for the periods stated therein, relating to the financial statements of Initial Acquisition Corp., which is contained in that Prospectus.

               We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             /s/ BDO Seidman, LLP

                                             BDO SEIDMAN, LLP


          New York, New York
          February 10, 1997